                                                                     EXHIBIT 2.3

                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER



                  AMENDMENT NO. 1 (the "Amendment"), dated as of January 8, 1997, to the AGREEMENT AND PLAN OF MERGER (the "Original Merger Agreement"), dated as of November 13, 1996, among HUBBELL INCORPORATED, a Connecticut corporation ("Parent"), FMC Acquisition Corporation, a New York corporation and a wholly owned subsidiary of Parent (the "Purchaser"), and FARGO MFG. COMPANY, INC., a New York corporation (the "Company").

                  WHEREAS, Parent, the Purchaser and the Company have entered into the Original Merger Agreement; and

                  WHEREAS, Parent, the Purchaser and the Company desire to amend the Original Merger Agreement as provided herein.

                  NOW, THEREFORE, in consideration of the premises set forth herein, Parent, the Purchaser and the Company hereby agree that the Original Merger Agreement is, subject to the satisfaction of the condition referred to below, amended as follows:

                                    ARTICLE I
                                   AMENDMENTS


                  SECTION 1.1 Section 2.1 of the Original Merger Agreement is hereby amended by deleting the phrase:

          ", which meeting shall not be held later than ten (10) business days following the end of a calendar month".

                  SECTION 1.2 Exhibit A of the Original Merger Agreement is hereby amended by deleting Exhibit A in its entirety and substituting Exhibit A attached hereto.

                                   ARTICLE II
                                  MISCELLANEOUS

                  SECTION 2.1 This Amendment shall become effective upon the execution and delivery hereof by the Parent, the Purchaser and the Company.

                  SECTION 2.2 Capitalized terms defined in the Original Merger Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Original Merger Agreement.

                  SECTION 2.3 This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

                  SECTION 2.4 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 2.5 All references in the Original Merger Agreement to "this Agreement," "hereof," "herein" or the like shall mean and refer to the Original Merger Agreement as amended by this Amendment (as well as by all other subsequent amendments, restatements, modifications and supplements thereto).

                  SECTION 2.6 Except as expressly amended herein, the Original Merger Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

                  IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Amendment to the Original Merger Agreement to be executed as of the day and year first written above.


                                             HUBBELL INCORPORATED


                                             By:  /s/  James K. Braun
                                                 -----------------------------
                                                 Name:   James K. Braun
                                                 Title:  Vice President


                                             FMC ACQUISITION CORPORATION


                                             By:  /s/  James K. Braun
                                                 ------------------------------
                                                 Name:  James K. Braun
                                                 Title: Vice President


                                             FARGO MFG. COMPANY, INC.


                                             By:  /s/ Richard C. Raible
                                                 ------------------------------
                                                 Name:  Richard C. Raible
                                                 Title: President

                                                                     EXHIBIT A
                                                                TO EXHIBIT 2.3

                            FORM OF ESCROW AGREEMENT



            Escrow Agreement (the "Escrow Agreement") dated as of [ ], 1996 among HUBBELL INCORPORATED, a Connecticut corporation ("Hubbell"), FARGO MFG. COMPANY, INC., a New York corporation ("Fargo"), Jack F. Myers in his capacity as the person selected by the Company as the representative (the "Shareholder Representative") of the former holders of the Common Stock of Fargo (the "Shareholders") and The Chase Manhattan Bank, as escrow agent (the "Escrow Agent").


            1. Introduction. This is the Escrow Agreement referred to in the Agreement and Plan of Merger, dated as of November 13, 1996, as amended by Amendment No. 1 thereto dated as of January 8, 1997, among Hubbell, FMC Acquisition Corporation, a New York corporation and a wholly owned subsidiary of Hubbell, and Fargo (the "Merger Agreement"), providing for the acquisition of Fargo by Hubbell and related transactions (the "Merger"). All capitalized terms used herein without definition have the meanings specified in the Merger Agreement.


            2. Appointment of Escrow Agent. Hubbell and the Shareholder Representative do hereby appoint and designate the Escrow Agent as escrow agent for the purposes set forth herein, and the Escrow Agent does hereby accept such appointment under the terms and conditions set forth herein.


            3. Establishment of Escrow Account. (a) As promptly as practicable after the execution of this Escrow Agreement, Fargo shall deliver to the Escrow Agent an accurate list of (i) the names and mailing addresses of all of the holders of record of Common Stock, without par value, of Fargo (the "Fargo Common Stock") immediately prior to the Closing of the Merger and (ii) the number of shares of Fargo Common Stock held by each Shareholder.

            (b) Upon execution of this Escrow Agreement, Hubbell shall deposit in an escrow account (the "Escrow Account") a certificate (the "Certificate") representing the number of whole shares (after rounding down to the nearest share in the case of fractional shares) equal to 10% of the number of whole shares of Class B Common Stock, par value $0.01 per share, of Hubbell (the "Class B Common Stock") to be issued pursuant to the Merger to each Shareholder (such shares of Class B Common Stock, the "Initial Escrow Shares"). The Certificate will be registered in the name of the Escrow Agent as escrow agent hereunder.

            (c) Each holder of Fargo Common Stock for whom at least one whole share of Class B Common Stock is deposited pursuant to Section 3(b) above shall be deemed an "Escrow Participant." Each Escrow Participant shall have an interest in the Escrow Account equal to the quotient obtained by dividing (i) the number of whole shares deposited into the Escrow Account with regard to such Escrow Participant pursuant to Section 3(b) above by (ii) the number of Initial Escrow Shares (each such quotient hereinafter referred to individually as an "Interest" and the aggregate of all such quotients collectively as the "Interests"). Such Interests shall be set forth on Schedule A hereto and made a part hereof. The Escrow Agent shall be entitled to rely upon such list as most recently updated in making any distributions to Escrow Participants hereunder. Dissenting Shares shall be excluded for all purposes hereunder.

            (d) The Escrow Account shall be used solely at the option of Hubbell to (i) reimburse Hubbell to the extent that the Estimated Net Worth Amount used in determining the Merger Consideration exceeds the Final Closing Net Worth Amount and (ii) satisfy any indemnification obligations to Hubbell set forth in
Section 7 of the Merger Agreement.

            (e) The Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Account pursuant to the terms and conditions hereof.


            4. Disbursements from the Escrow Account. (a) In the event that the Estimated Net Worth Amount exceeds the Final Closing Net Worth Amount (as such amounts are determined pursuant to Section 2.2 of the Merger Agreement and subject to the dispute resolution procedures set forth therein), Hubbell may submit to the Escrow Agent (i) a certificate signed by a duly authorized officer of Hubbell stating that the Estimated Net Worth Amount exceeded the Final Closing Net Worth Amount (as finally determined pursuant to Section 2.2 of the Merger Agreement) and specifying the amount of such excess (the "Excess Net Worth Amount") and (ii) written instructions to the Escrow Agent signed by a duly authorized officer requesting that such Excess Net Worth Amount be paid to Hubbell from shares of Class B Common Stock on deposit in the Escrow Account. The Escrow Agent shall deliver such Excess Net Worth Amount, in accordance with
Section 4(d) hereof, not later than the second business day following receipt of such written instructions. Hubbell shall send copies of the foregoing documents to the Shareholder Representative concurrently with the delivery thereof to the Escrow Agent.

            (b) In the event that Hubbell suffers any loss, claim, damage or liability for which it is entitled to be indemnified pursuant to Section 7 of the Merger Agreement (each, a "Claim"), Hubbell may submit to the Escrow Agent and the Shareholder Representative (i) a certificate signed by a duly authorized officer of Hubbell (A) stating that Hubbell has a Claim and specifying the section or sections of the Merger Agreement which are the subject of the Claim and (B) specifying in reasonable detail, with reasonable supporting documentation, the components of such Claim, including a calculation of the amount of the requested indemnity or other payment and (ii) written instructions to the Escrow Agent signed by a duly authorized officer of Hubbell setting forth the amount (the "Escrow Payment") to be paid to

Hubbell from the Escrow Account based upon the information set forth in such certificate. Hubbell shall furnish the Shareholder Representative with copies of all books, records and other information reasonably requested by the Shareholder Representative to the extent necessary (or reasonably appropriate) to substantiate such Claim. If, within thirty (30) days (the "Objection Period") of delivery of the certificate pursuant to clause (i) above and the instructions pursuant to clause (ii) above, the Shareholder Representative does not object thereto in a writing (the "Objection Notice") delivered to the Escrow Agent and Hubbell, then the Escrow Agent shall act in accordance with such instructions and Section 4(d) hereof. If during the Objection Period, the Shareholder Representative delivers to the Escrow Agent and Hubbell an Objection Notice, signed by the Shareholder Representative, specifying in reasonable detail the Shareholder Representative's objection to such certificate and the portion of the Escrow Payment to which the Shareholder Representative objects, then the Escrow Agent shall pay to Hubbell only such portion of the Escrow Payment as is not specifically objected to in such Objection Notice. The Shareholder Representative and Hubbell shall negotiate in good faith to determine whether, and to what extent, Hubbell is entitled to the disputed portion of the Escrow Payment. To the extent such agreement is reached, Hubbell and the Shareholder Representative shall within two (2) business days thereof set forth the determination regarding the remainder of the Escrow Payment, if any, to be paid to Hubbell in written instructions to the Escrow Agent signed by a duly authorized officer of Hubbell and by the Shareholder Representative, and the Escrow Agent shall deliver shares of Class B Common Stock representing such amount to Hubbell in accordance with Section 4(d). If within thirty (30) days of delivery of the Objection Notice the Shareholder Representative and Hubbell have not reached agreement as to such matter, such matter shall be determined by a competent disinterested person acting as arbitrator, to be selected by mutual agreement of the Shareholder Representative and Hubbell within ten (10) days after such 30-day period. The determination of such arbitrator shall be binding and final for all purposes on Hubbell and the Shareholders and may be enforced as such by any court of competent jurisdiction. If Hubbell and the Shareholder Representative fail to agree on the selection of an arbitrator during such period, then each of Hubbell and the Shareholder Representative shall designate a competent disinterested person to act as arbitrator within ten (10) days after such 10-day period. Within thirty (30) days of their appointment, each of the two arbitrators shall submit to Hubbell and the Shareholder Representative a written report setting forth its determination and the factors utilized in making such determination. If the two arbitrators agree as to whether and to what extent Hubbell is entitled to be indemnified pursuant to Section 7 of the Merger Agreement for such Claim, such determination shall be binding and final for all purposes on Hubbell and the Shareholders and may be enforced as such by any court of competent jurisdiction. If the two arbitrators do not agree as to whether and to what extent Hubbell is entitled to be indemnified for such Claim, a third arbitrator shall be selected by the two arbitrators within five (5) days thereof, and within ten (10) days of such arbitrator's selection such arbitrator shall select one of the determinations of the two arbitrators as the most accurate, and the determination so selected shall be binding and final for all purposes on Hubbell and the Shareholders and may be enforced as such by any court of competent jurisdiction. Within two business days of a binding determination made by the first arbitrator, by the two arbitrators or by the third arbitrator, as the case may be, Hubbell and the Shareholder Representative shall set forth the determination regarding the remainder of the Escrow Payment, if any, to be paid to Hubbell in written instructions to the Escrow Agent signed by a duly authorized officer of Hubbell and by the Shareholder Representative, and the Escrow Agent shall deliver shares of Class B Common Stock representing such amount to Hubbell in accordance with Section 4(d). The costs incurred in retaining the arbitrator selected by mutual agreement of the parties and the third arbitrator shall be borne one-half by Hubbell and one-half by the Shareholder Representative on behalf of the Shareholders. The costs incurred in retaining the arbitrator (x) selected by Hubbell shall be borne by Hubbell and
(y) selected by the Shareholder Representative shall be borne by the Shareholder Representative on behalf of the Shareholders.

            (c) The Escrow Agent shall deliver the Escrow Payment, or any portion thereof, as instructed, not later than (i) the second business day following receipt of written instructions signed by a duly authorized officer of Hubbell and by the Shareholder Representative or (ii) the second business day following the last day of an Objection Period in the event that the Shareholder Representative does not deliver an Objection Notice during such period in response to any certificate and instructions delivered to the Escrow Agent.

            (d) Any payment of the Excess Net Worth Amount or of any Claim made by the Escrow Agent pursuant to this Section 4 shall be paid in shares of Class B Common Stock deposited in the Escrow Account, such number of shares to be equal to the quotient (rounded up to the nearest whole share) of (i) the amount of the payment to be made by the Escrow Agent divided by (ii) the Average Price. The Escrow Agent shall effect such payment by surrendering the certificate for such shares to Hubbell's transfer agent (ChaseMellon Shareholder Services, L.L.C.) for cancellation upon receipt by the Escrow Agent of a copy of a letter from Hubbell to Hubbell's transfer agent, instructing such transfer agent to issue a new certificate to the Escrow Agent for the shares of Class B Common Stock remaining in the Escrow Account. In surrendering the shares to the transfer agent, the Escrow Agent shall instruct the transfer agent to issue a certificate for the number of shares of Class B Common Stock equal to the Excess Net Worth Amount or the Claim, as the case may be, to Hubbell. Upon delivery by the Escrow Agent of shares of Class B Common Stock and such instructions to the transfer agent, the Escrow Agent shall have no further obligations with respect to the application of such shares of Class B Common Stock by the recipient thereof. All shares of Class B Common Stock distributed from the Escrow Account shall be deemed to be distributed pro rata by the Escrow Participants in accordance with each Escrow Participant's Interest. If the amount of the Excess Net Worth Amount or any Claim exceeds the aggregate value of the shares of Class B Common Stock then on deposit with the Escrow Agent, the Escrow Agent shall have no liability or responsibility for any deficiency.

            (e) In the event that either Hubbell or the Shareholder Representative fails to select an arbitrator as required in accordance with paragraph (b) of this Section 4, or if the arbitrator selected by such party in accordance with such paragraph fails to comply with the provisions of such paragraph, then the determination made by the arbitrator selected by the other party shall be binding and final for all purposes on Hubbell and the Shareholders and may be enforced as such by any court of competent jurisdiction in respect of the matter to be arbitrated under such paragraph.

            (f) Nothing contained herein shall be deemed to obligate the Escrow Agent to pay or transfer any shares of Class B Common Stock hereunder unless the same shall have been received by the Escrow Agent pursuant to the provisions of this Escrow Agreement.

            (g) With respect to any Claim for which Hubbell requests indemnity or other payment pursuant to Section 4(b) above, where such Claim is one arising out of a third-party claim, the Shareholder Representative will have the right to assume the defense of such third-party claim. To the extent that the Shareholder Representative elects not to assume the defense of such third-party claim, the Shareholder Representative will have the right to participate in or consent to any settlement of such third-party claim which would result in an Escrow Payment to Hubbell. Any and all costs or expenses (including, but not limited to, reasonable costs of investigation, court costs, and attorneys' fees and disbursements) incurred in such defense, participation, or consent shall be borne by the Shareholder Representative on behalf of the Shareholders.


            5. Termination of the Escrow Account. Upon the earlier of (i) eighteen (18) months from the Closing Date or (ii) at the completion of the first full audit cycle for the year commencing on January 1, 1997 during which the Company has been consolidated with Hubbell and its subsidiaries (each a "Termination Date"), the Escrow Agent shall disburse all shares of Class B Common Stock then in the Escrow Account (the "Remaining Escrow Shares") by (x) disbursing to each Escrow Participant that number of whole shares (after rounding down to the nearest share in the case of fractional shares) equal to such Escrow Participant's Interest multiplied by the number of Remaining Escrow Shares and (y) aggregating and transferring to Hubbell any and all fractions of Remaining Escrow Shares; provided, however, that if the dispute resolution process for determination of the Final Closing Net Worth Amount is still continuing or if there are any outstanding or unsatisfied Claims against the Escrow Account as to which the Escrow Agent has received notice pursuant to
Section 4 hereof on or prior to the Termination Date, this Escrow Agreement shall continue in full force and effect until the resolution of the Final Closing Net Worth Amount or all such Claims, as the case may be, and a number of shares of Class B Common Stock (rounded up to the nearest whole share) equal in value (with each such share valued at the Average Price) to satisfy the Excess Net Worth Amount or any outstanding or unsatisfied Claims against the Escrow Account, as the case may be, shall be retained in the Escrow Account until the Excess Net Worth Amount or such Claims have been satisfied and discharged, and any unused amount remaining after such satisfaction and discharge shall be promptly paid to the Escrow Participants. Upon the transfer to Hubbell pursuant to (y) above, Hubbell shall deliver to the Escrow Agent an amount equal to the
(a) the number of Remaining Escrow Shares transferred pursuant to (y) above (including any fractional share) multiplied by (b) the closing price of the Class B Common Stock on the business day immediately preceding such transfer. Such amount shall be distributed by the Escrow Agent to the Escrow Participants in proportion to the fraction of a share of Class B Common Stock so allocable to each such Escrow Participant.

            6. Dividends; Voting Rights. (a) Any distributions or dividends ("Dividends") payable with respect to the Class B Common Stock held in the Escrow Account shall not be deemed to be part of the Escrow Account and shall be distributed on the dividend payment date therefor or as soon as practical thereafter by the Escrow Agent directly to the Escrow Participants in accordance with each such Escrow Participant's Interest. Dividends shall not be made a part of the Escrow Account, shall not be deemed to be part of the Escrow Account and shall not be available hereunder for the payment of the Excess Net Worth Amount or of any Claims made by Hubbell against the Escrow Account.

            (b) The Escrow Participants shall retain all voting rights with respect to the shares of Class B Common Stock held in the Escrow Account for so long as any such shares are held by the Escrow Agent hereunder. Upon receipt of any notice, or other voting or proxy materials, from Hubbell with respect to the Class B Common Stock, the Escrow Agent shall promptly remit such materials to the Escrow Participants in order to allow such persons to exercise their respective voting rights hereunder based on the Interest owned by each such Escrow Participant. On any matter for which the Class B Common Stock has a vote, the Escrow Agent shall vote the shares of Class B Common Stock held by it as instructed by the Escrow Participants in accordance with their Interests. If any Escrow Participant fails to provide voting instructions to the Escrow Agent, then the Escrow Agent shall abstain from voting with respect to the shares of Class B Common Stock represented by the Interest held by such Escrow Participant.


            7. Escrow Agent Expenses. Hubbell and the Shareholder Representative (on behalf of the Shareholders) hereby agree that the Escrow Agent's fees as set forth on Schedule B attached hereto and made a part hereof shall be initially advanced by Hubbell to the Escrow Agent and subsequently reimbursed to Hubbell by the transfer to Hubbell by the Escrow Agent of a certificate representing that number of whole shares of Class B Common Stock equal in value (valued at the Average Price) to the amount of such fees. All expenses of the Escrow Agent, if any, apart from the fee set forth on Schedule B hereto, shall be recouped by the Escrow Agent as incurred from time to time through the sale at fair market value by the Escrow Agent of that number of whole shares of Class B Common Stock necessary to pay such expenses. Any shares of Class B Common Stock sold by the Escrow Agent to pay expenses shall be deemed to be sold pro rata by the Escrow Participants in accordance with each Escrow Participant's Interest. The Escrow Agent shall notify Hubbell and the Shareholder Representative of any sale of shares of Class B Common Stock pursuant to this Section 7, and such notice shall state the amount of the expenses recouped, the date of the sale and the number of shares of Class B Common Stock sold. The Escrow Agent shall have no duty to solicit any payments which may be due it under this Escrow Agreement.


            8. Tax Matters. For purposes of federal and other taxes based on income, the Escrow Participants will be treated as the owners of the Escrow Account in proportion to their respective Interests therein. The Escrow Agent shall report the income, if any, that is earned on, or derived from, the Escrow Account as income of the Escrow Participants in the taxable year or years in which such income is properly includible and shall prepare and distribute to the Escrow Participants Forms 1099 or equivalent tax reporting forms reflecting such income. The Shareholder Representative will provide the Escrow Agent with the Tax Identification Numbers (TIN) of the Escrow Participants as assigned by the Internal Revenue Service. All interest or other income earned under the Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient Escrow Participant to the Internal Revenue Service as having been so allocated and paid.


            9. The Shareholder Representative. The Shareholder Representative shall mean Jack F. Myers, or such replacement or successor as shall be designated by Shareholders owning an aggregate of a majority of Fargo Common Stock. The Shareholder Representative shall be entitled to take the actions specified in this Escrow Agreement and the Merger Agreement without seeking the concurrence of any Shareholders, except that the voluntary acceptance of a Claim without any objection whatsoever thereto, which would result in the payment to Hubbell of shares of Class B Common Stock having a value (based on the Average Price) of $500,000 or more, shall require the prior concurrence (which may be by written consent without a meeting) of the holders of a majority of the Interests.


            10. The Escrow Agent. (a) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein.

            (b) The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

            (c) The Escrow Agent shall not be liable for any action taken by it in good faith and reasonably believed by it to be authorized or within the rights or powers conferred upon it by this Escrow Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

            (d) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

            (e) The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date upon which such resignation shall take effect, which date shall not be less than sixty (60) days prior to the date such notice is given and provided that such resignation shall not take effect until a successor Escrow Agent shall have been appointed jointly by Hubbell and the hareholder Representative.

            (f) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement and shall not be deemed to have knowledge of nor responsibility under the terms of the Merger Agreement. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document.

            (g) Hubbell and the Shareholder Representative (on behalf of the Shareholders) hereby agree, jointly and severally, to indemnify and hold harmless the Escrow Agent against any and all costs, losses, claims, damages, liabilities, expenses, including reasonable costs of investigation, court costs, and attorneys' fees and disbursements, which may be imposed upon the Escrow Agent in connection with its acceptance of appointment as Escrow Agent hereunder, including any litigation arising from this Agreement or involving the subject matter hereof, except in the case of the Escrow Agent's own willful default or gross negligence; 50% of any such amount shall be payable by Hubbell and 50% shall be payable by the Shareholder Representative on behalf of the Shareholders. Anything in this agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action; provided, however, that this sentence shall not apply in the case of gross negligence or bad faith on the part of the Escrow Agent in the performance of its duties as Escrow Agent.


            11. Interests. Interests will not be represented by any form of certificate or other instrument and will not be transferable or assignable, other than by will, the laws of intestacy or other operation of law.


            12. Assignment. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party without the prior consent of the other parties. This Escrow Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.


            13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of said courts.


            14. Amendment. This Agreement cannot be amended or modified except by a writing signed by Hubbell, the Shareholder Representative and the Escrow Agent.

            15. Notices. (a) All notices and other communications under this Escrow Agreement shall be in writing and shall be deemed to have been duly given or delivered when delivered in person, or sent by courier or other overnight delivery service, or when sent by telecopy (with receipt confirmed) provided that a copy is then mailed by registered or certified mail, return receipt requested, with first class postage prepaid; except that, with respect to the Escrow Agent, notices and other communications under this Escrow Agreement shall be deemed to have been duly given or delivered on the date received by the Escrow Agent:

            (i)  If to Hubbell:

                  Hubbell Incorporated
                  584 Derby Milford Road
                  Orange, Connecticut  06477
                  Attention:  Richard W. Davies, Esq.

            with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York  10017
                  Attention:  Joel S. Hoffman, Esq.

            (ii)  If to the Shareholder Representative:

                  Jack F. Myers
                  16 Delano Drive
                  Rhinebeck, New York  12572

            with a copy to:

                  Finn Dixon & Herling LLP
                  One Landmark Square
                  Stamford, Connecticut  06901
                  Attention:  Edmund M. Remondino, Esq.

            (iii)  If to the Escrow Agent:

                  The Chase Manhattan Bank
                  Corporate Trust Group
                  450 West 33rd Street
                  New York, NY  10001
                  Attention:  Joe Morales Escrow Administration,
                  15th Floor
                  212-946-7598 (Fax 212-946-8155/56)

            (b) In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communications as the Escrow Agent deems advisable.


            16. Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.


            17. Termination. This Agreement shall terminate at the time that all shares of Class B Common Stock held by the Escrow Agent hereunder have been disbursed.

            IN WITNESS WHEREOF, each of the parties hereto has duly executed this Escrow Agreement on the date first above written.



                              HUBBELL INCORPORATED


                              By:________________________________




                              FARGO MFG. COMPANY, INC.


                              By:________________________________



                              THE CHASE MANHATTAN BANK



                              By:________________________________

                                                                  SCHEDULE A
                                                                  TO EXHIBIT A
                                                                  TO EXHIBIT 2.3


                             Shareholder Interests


Shareholder                        Interests

                                                                  SCHEDULE B
                                                                  TO EXHIBIT A
                                                                  TO EXHIBIT 2.3


                               Escrow Agent Fees


$10,000, such fee to be in full payment of the fees of the Escrow Agent for so long as this Escrow Agreement shall be in effect.

                                                                  SCHEDULE C
                                                                  TO EXHIBIT A
                                                                  TO EXHIBIT 2.3


                     TELEPHONE NUMBER(S) FOR CALL-BACKS AND
           PERSON(S) DESIGNATED TO CONFIRM FUNDS TRANSFER INSTRUCTIONS



If to Hubbell:

                 Name                          Telephone Number

1.
      -------------------------          -------------------------
2.
      -------------------------          -------------------------
3.
      -------------------------          -------------------------

If to Fargo:

1.
      -------------------------          -------------------------
2.
      -------------------------          -------------------------
3.
      -------------------------          -------------------------


If to Shareholder Representative:

1.    Jack F. Myers
      -------------------------          -------------------------


Telephone call-backs shall be made to each of Hubbell and Fargo or to Hubbell and the Shareholder Representative, as the case may be, if joint instructions are required pursuant to the Agreement.